UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2013 (July 30, 2013)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    1.01.    Entry into a Material Definitive Agreement.

On July 30, 2013, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), entered into an Amendment to the First Amended and Restated Business Management Agreement (the “Amendment”) with Inland American Business Manager & Advisor, Inc., an Illinois corporation (the “Business Manager”), which amended the Company’s First Amended and Restated Business Management Agreement with the Business Manager, dated as of July 30, 2007, as amended (the “Business Manager Agreement”).

The Business Manager is a subsidiary of the Company’s sponsor, Inland Real Estate Investment Corporation, which is a subsidiary of The Inland Group, Inc.  The Amendment has been unanimously approved by the Company’s board of directors.

The Amendment extends the term of the Business Manager Agreement to July 30, 2014, and provides that the Company may terminate the Business Manager Agreement without cause or penalty upon 30 days’ written notice to the Business Manager.  Prior to executing the Amendment, the Company could terminate the Business Manager Agreement without cause or penalty upon 60 days’ written notice.

In all other respects, the terms and conditions of the Business Manager Agreement remain unchanged.

The information set forth above with respect to the Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 disclosure by reference.

Item    9.01.    Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1

Amendment to the First Amended and Restated Business Management Agreement, dated as of July 30, 2013, by and between Inland American Real Estate Trust, Inc. and Inland American Business Manager & Advisor, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: August 2, 2013	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment to the First Amended and Restated Business Management Agreement, dated as of July 30, 2013, by and between Inland American Real Estate Trust, Inc. and Inland American Business Manager & Advisor, Inc.